Exhibit 99.1
Intellicheck Announces Third Quarter 2022 Financial Results

SaaS Revenues Grew 22% to a Record $4.0 Million

Company Achieved Adjusted EBITDA Positive Results

MELVILLE, NY – November 14, 2022 - Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the third quarter ended September 30, 2022. Total revenue for the third quarter ended September 30, 2022, that had negligible non-core hardware sales compared to the prior year that had a significant one-time hardware sale, were $4,012,000 compared to $4,831,000 in the same period of 2021. The Company’s core quarter-over-quarter SaaS revenue grew 22% and totaled a record $3,970,000 compared to $3,245,000 in the same period of 2021.

“New products and use cases, including expanded digital applications, and the growth of our customer base continues to drive increased revenues and transaction volume. We are proud of our success in providing customers and partners with the leading-edge technology and frictionless customer experience that delivers solutions to the challenges of physical and digital identity validation with near perfect certainty. We believe these important strides are just the beginning as we remain focused on providing our clients with best-in-class, adaptable technology solutions. We are setting the stage for what we believe will be even greater growth and innovation in the future,” said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues was 91% for the three months ended September 30, 2022 compared to 69% in the same period in 2021. The increase in gross profit percentage was driven by significantly lower equipment revenues in the current period versus the prior year.

Operating expenses for the three months ended September 30, 2022, which consist of selling, general and administrative expenses, marketing, and research and development expenses were $4,378,000 for the third quarter of 2022 compared to $4,346,000 for the same period of 2021. This increase was primarily driven by higher recruiting, sales and marketing expenses and higher advertising spend versus the prior year. Included within operating expenses for the third quarters of 2022 and 2021 were $729,000 and $712,000, respectively, of non-cash equity compensation expense.

Net loss for the three months ended September 30, 2022 was ($724,000) or ($0.04) per diluted share compared to a Net loss of ($1,026,000) or ($0.06) per diluted share for the same period in 2021.

Adjusted EBITDA (earnings before gains on debt forgiveness, other income, income taxes, depreciation, amortization, and equity compensation expense) was $75,000 for the third quarter of 2022 as compared to ($272,000) for the same period of 2021. A reconciliation table of adjusted EBITDA to net loss is provided in this release.

As of September 30, 2022, Cash totaled $11.8 million, and stockholders’ equity totaled $18.3 million.

The financial results reported today do not consider any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until Intellicheck files its Form 10-Q for the three months ended September 30, 2022.

Conference Call Information
The Company will hold an earnings conference call on November 14 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13726737. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13726737. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until November 21, 2022.

INTELLICHECK, INC.
CONDENSED BALANCE SHEETS
(in thousands except share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,775	$13,651
Accounts receivable, net of allowance of $9 and $3 at September 30, 2022 and December 31, 2021, respectively	2,635	2,192
Other current assets	467	643
Total current assets	14,877	16,486

PROPERTY AND EQUIPMENT, net	772	737
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, net	299	378
OTHER ASSETS	8	8
Total assets	$24,058	$25,711

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$614	$368
Accrued expenses	2,036	2,870
Equity awards liability	100	378
Liability for shares withheld	1,244	1,244
Deferred revenue, current portion	1,730	1,266
Total current liabilities	5,724	6,126

OTHER LIABILITIES:
Deferred revenue, long-term portion	2	8
Total liabilities	5,726	6,134

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 18,930,512 and 18,660,369 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	19	19
Additional paid-in capital	148,500	146,455
Accumulated deficit	(130,187)	(126,897)
Total stockholders’ equity	18,332	19,577

Total liabilities and stockholders’ equity	$24,058	$25,711

INTELLICHECK, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands except shares and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

REVENUES	$4,012	$4,831	$11,415	$12,491
COST OF REVENUES	(358)	(1,510)	(1,038)	(3,200)
Gross profit	3,654	3,321	10,377	9,291

OPERATING EXPENSES
Selling, general and administrative	2,917	2,930	8,985	11,688
Research and development	1,461	1,416	4,682	4,105
Total operating expenses	4,378	4,346	13,667	15,793

Loss from operations	(724)	(1,025)	(3,290)	(6,502)

OTHER INCOME
Gain on forgiveness of unsecured promissory note	-	-	-	10
Interest and other income	-	(1)	-	6
Total other income	-	(1)	-	16

Net loss	$(724)	$(1,026)	$(3,290)	$(6,486)

PER SHARE INFORMATION
Loss per common share -
Basic/Diluted	$(0.04)	$(0.06)	$(0.17)	$(0.35)

Weighted average common shares used in computing per share amounts -
Basic/Diluted	18,918,596	18,642,463	18,802,892	18,580,012

INTELLICHECK, INC.
CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands except number of shares)
(Unaudited)

	Three months ended September 30, 2022
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, June 30, 2022	18,875,580	$19	$147,804	$(129,463)	$18,360

Stock-based compensation	-	-	696	-	696
Issuance of shares for vested restricted stock grants	54,932	-	-	-	-
Net loss	-	-	-	(724)	(724)
BALANCE, September 30, 2022	18,930,512	$19	$148,500	$(130,187)	$18,332

	Three months ended September 30, 2021
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, June 30, 2021	18,634,918	$19	$145,018	$(124,879)	$20,158

Stock-based compensation	-	-	639	-	639
Issuance of shares for vested restricted stock grants	8,363	-	-	-	-
Net loss	-	-	-	(1,026)	(1,026)
BALANCE, June 30, 2021	18,643,281	$19	$145,657	$(125,905)	$19,771

INTELLICHECK, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands except number of shares)
(Unaudited)

	Nine months ended September 30, 2022
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2021	18,660,369	$19	$146,455	$(126,897)	$19,577

Stock-based compensation	-	-	2,045	-	2,045
Issuance of shares for vested restricted stock grants	270,143	-	-	-	-
Net loss	-	-	-	(3,290)	(3,290)
BALANCE, September 30, 2022	18,930,512	$19	$148,500	$(130,187)	$18,332

	Nine months ended September 30, 2021
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2020	18,410,458	$18	$141,612	$(119,419)	$22,211

Stock-based compensation	-	-	2,270	-	2,270
Exercise of stock options, net of cashless exercise of 58,122 shares and 92,634 shares withheld	206,545	1	1,755	-	1,756
Exercise of warrants	9,000	-	20	-	20
Issuance of shares for vested restricted stock grants	17,278	-	-	-	-
Net loss	-	-	-	(6,486)	(6,486)
BALANCE, June 30, 2021	18,643,281	$19	$145,657	$(125,905)	$19,771

INTELLICHECK, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,290)	$(6,486)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	209	126
Stock-based compensation	1,768	6,006
Bad debt expense	(9)	(3)
Forgiveness of unsecured promissory note	-	(10)
Changes in assets and liabilities:
Increase in accounts receivable	(434)	(654)
Decrease (increase) in other current assets	176	(534)
(Decrease) increase in accounts payable and accrued expenses	(588)	991
Increase in deferred revenue	457	971
Net cash (used in) provided by operating activities	(1,711)	407

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(165)	(339)
Net cash used in investing activities	(165)	(339)

CASH FLOWS FROM FINANCING ACTIVITIES:
Return of repayment on unsecured promissory note	-	10
Net proceeds from issuance of common stock from exercise of stock options	-	46
Proceeds from issuance of common stock from exercise of warrants	-	20
Net cash provided by financing activities	-	76

Net (decrease) increase in cash	(1,876)	145

CASH, beginning of period	13,651	13,121

CASH, end of period	$11,775	$13,266

Supplemental disclosure of noncash investing and financing activities:
Reclassification of stock option awards	$-	$1,411

Adjusted EBITDA and Use of a Non-GAAP Measure
We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net loss for certain items such gains on debt forgiveness and other income and certain addbacks such as income taxes, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.
We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes gains on debt forgiveness, other income, impairments of long-lived assets and goodwill, and stock-based compensation, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.
A reconciliation of GAAP net loss to Non-GAAP Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(724)	$(1,026)	$(3,290)	$(6,486)
Reconciling items:
Gain on forgiveness of unsecured promissory note	-	-	-	(10)
Interest and other income	-	—	-	(5)
Depreciation and amortization	70	42	209	126
Equity compensation including liability classified awards	729	712	1,768	6,006
Adjusted EBITDA	$75	$(272)	$(1,313)	$(369)
Contact
Investor Relations: Gar Jackson (949) 873-2789
Media and Public Relations: Sharon Schultz (302) 539-3747
About Intellicheck
Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand digital identity validation solutions for KYC, fraud, and age verification needs. Intellicheck validates both digital and physical identities for financial services, fintech companies, BNPL providers, e-commerce, and retail commerce businesses, law enforcement and government agencies across North America. Intellicheck can be used through a mobile device, a browser, or a retail point-of-scale scanner. For more information on Intellicheck, visit us on the web and follow us on follow us on LinkedIn, Twitter, Facebook, and YouTube.
Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.